UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 24, 2017, P&F Industries, Inc. (the “Registrant”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders (i) elected two (2) directors to terms that expire at the 2020 annual meeting of stockholders, (ii) ratified the appointment of CohnReznick LLP as the Registrant’s independent registered public accounting firm for the year 2017 and (iii) approved an advisory (non-binding) resolution regarding the compensation of the Registrant’s named executive officers.

Set forth below are the final voting results for each of the proposals:

1.	Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Kenneth M. Scheriff	2,425,779	533,603	467,524

Mitchell A. Solomon	2,425,779	533,603	467,524

2.	Proposal to ratify the appointment of CohnReznick LLP as the Registrant’s independent registered public accounting firm for the year 2017:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

3,409,495	12,628	4,783	Not applicable

3.	Proposal to approve an advisory (non-binding) resolution regarding the compensation of the Registrant’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

2,323,141	625,430	10,811	467,524

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: May 30, 2017
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer